UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report:  September 16, 2005

 Date of earliest event reported:  September 14, 2005

NORTHWEST AIRLINES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-23642	41-1905580
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

2700 Lone Oak Parkway Eagan Minnesota		55121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:

(612) 726-2111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2{b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                              Entry into a Material Definitive Agreement.

On September 14, 2005, the Board of Directors of Northwest Airlines Corporation (the “Company”) approved a modification to the Company’s E-Commerce Incentive Compensation Program (the “Plan”) to allow certain previously granted awards under the Plan that were canceled in connection with the departure of certain officers from Northwest Airlines, Inc. (“Northwest”), the principal operating subsidiary of the Company, to be re-allocated.  The Plan was adopted in 2000 as an incentive to management to create, develop and maximize the value of Northwest’s investment in a number of e-commerce or internet-based businesses. Under the E-Commerce Plan, 20% of the value of the investments in excess of the cost of such investments plus a minimum compounded annual return of 15% was set aside for awards to key employees of Northwest. Any new awards under the Plan will be granted with respect to the same investments as the canceled awards and will be subject to such vesting conditions and other terms as shall be approved by the Compensation Committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWEST AIRLINES CORPORATION

	By:	/s/ Michael L. Miller
Michael L. Miller
Vice President, Law and Secretary

Dated: September 16, 2005